                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

                                       OF

                                   COHR INC.

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of common stock, par value $0.01 per share (together with the associated preferred stock purchase rights, the "Shares"), of COHR Inc., a Delaware corporation (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to IBJ Schroder Bank & Trust Company, as Depositary (the "Depositary"), prior to the Expiration Time (as defined in the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary. See Section 9 of the Offer to Purchase.

                        The Depositary for the Offer is:

                       IBJ SCHRODER BANK & TRUST COMPANY

          By Facsimile Transmission (for Eligible Institutions only):

                                 (212) 858-2611

                      Confirm by Telephone: (212) 858-2103

       By Registered or Certified Mail:                By Hand or Overnight Courier:
      IBJ Schroder Bank & Trust Company              IBJ Schroder Bank & Trust Company
                 P.O. Box 84                                  One State Street
            Bowling Green Station                            New York, NY 10004
           New York, NY 10274-0084                Attn: Securities Processing Window, SC-1
  Attn: Reorganization Operations Department

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

LADIES AND GENTLEMEN:

     The undersigned hereby tenders to TCF Acquisition Corporation, a Delaware corporation which is currently owned by Three Cities Fund II, L.P., a Delaware limited partnership, and Three Cities Offshore II C.V., a Netherlands Antilles partnership, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 4, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (the terms and conditions of which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guarantee delivery procedures described in Section 9 of the Offer to Purchase.

Number of Shares:
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Name(s) of Record Holder(s):
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                                 (PLEASE PRINT)

Address(es):
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                                   (ZIP CODE)

Area Code and Tel. No:
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Certificate Nos. (if available):
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Check box if Shares will be tendered by book-entry transfer:

[ ] The Depository Trust Company

Signature(s):
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Account Number:
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Dated:
------------------------------------, 1999

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a participant in the Security Transfer Agents Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 8 of the Offer to Purchase) of a transfer of such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, with any required signature guarantees, or an Agent's Message (as defined in Section 8 of the Offer to Purchase), and any other documents required by the Letter of Transmittal within three NASDAQ National Market trading days after the date of execution of this Notice of Guaranteed Delivery.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm:
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                                    (AUTHORIZED SIGNATURE)

Address:
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                                       (ZIP CODE)

Area Code and Tel. No.:
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Name:
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Title:
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Date:
------------------, 1999

          NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.